Dated 29TH JUNE 2009

------------

Option agreement

relating to

  UNIT 8,

E PLAN INDUSTRIAL ESTATE

NEWHAVEN

between

QUENTIN KING

and

CLEAN POWER TECHNOLOGIES LIMITED

THIS AGREEMENT is dated 29th June 2009

Parties

(1)	Quentin King of Unit 4 E Plan Industrial Estate, New Road, Newhaven, East Sussex, BN9 0EH (Owner).

(2)
Clean Power Technologies Limited incorporated and registered in England and Wales with company number 5812360 whose registered office is at Wiston House, 1 Wiston Avenue, Worthing, West Sussex, BN14 7QL (Buyer).

Background

(A)	The Owner owns the property Unit 8 E Plan Industrial Estate, Newhaven and has agreed to grant the Buyer an option to buy it in accordance with the terms of this agreement.

Agreed terms

1.	Interpretation

1.1	The definitions in this clause apply in this agreement.

Completion Date: the date 4 weeks after the date of service of the Option Notice.

Deposit: £42,500 (exclusive of VAT).

Independent Valuation: the price agreed between the Owner and the Buyer but in default of agreement a valuation of the Open Market Value of the Property prepared by the Independent Valuer

Independent Valuer: a Surveyor appointed jointly by the Landlord and the Tenant or in default of agreement by the President of the RICS

Open Market Value: the price at which the Property might reasonably be expected to be sold at on the open market with vacant possession at the date of the Option Notice disregarding the existence of the leases under which the Buyer occupies the Property

Option: the option granted by the Owner to the Buyer by this agreement.

Option Notice: a notice served by the Tenant on the Landlord notifying the Landlord of its intention to exercise the Option

Option Period: The period of 28 days commencing on the date that the Landlord provides the Tenant with the Independent Valuation or the date on which the Purchase Price is agreed between the Owner and the Buyer

Option Sum: £1 (exclusive of VAT).

Owner's Conveyancer: Stephen Rimmer LLP, 28 Hyde Gardens, Eastbourne, East Sussex, BN21 4PX, Fax 01323 733034, Ref MP.KP.King

Part 1 Conditions: the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them.

Part 2 Conditions: the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition).

Property: the freehold property at Unit 8 E Plan Industrial Estate, New Road, Newhaven shown more particularly delineated in red on the plan attached to this agreement and being registered at HM Land Registry with title absolute under title number ESX231882

Purchase Price: the greater of:

1.	the price stated in the Independent Valuation (exclusive of VAT)
2.	£425,000 (exclusive of VAT)

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

Working Day: any day from Monday to Friday (inclusive) which is not Christmas Day, Good Friday or a statutory Bank Holiday.

1.2	The rules of interpretation in this clause apply in this agreement.

1.3	Clause and Schedule headings do not affect the interpretation of this agreement.

1.4	Except where a contrary intention appears, a reference to a clause or a Schedule is a reference to a clause of, or Schedule to this agreement.

1.5
Unless otherwise specified, a reference to a law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.6	A person includes a corporate or unincorporated body.

1.7	Writing or written includes faxes but not e-mail.

1.8	Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.9	Any reference to the Owner includes its successors in title.

2.	Option

2.1	On the date of this agreement the Buyer will pay the Option Sum to the Owner.

2.2	The Owner grants the Buyer an option during the Option Period to buy the Property at the Purchase Price.

2.3
If the Property is charged, the Owner will supply written evidence to the Buyer that the chargee has consented to the grant of the Option and that, in exercising any power of sale or disposal under the charge, such transaction will be subject to the Option.

2.4	The Owner consents to the entry of an agreed notice against the Owner's title to the Property at HM Land Registry in order to protect this option agreement.

3.	Title deduction

3.1	The Owner's title to the Property has been deduced to the Buyer before the date of this agreement

4.	Exercise of the option

4.1
The Buyer may at any time within the period from the date hereof until the 18 month anniversary of this agreement (inclusive) by notice in writing require the Owner at the Buyer’s cost (which costs the Owner shall be entitled to receive in advance) to obtain an Independent Valuation and the Owner shall within 28 days of the Buyer serving this notice on the Owner obtain an Independent Valuation.

4.2	The Buyer shall permit the Owner and the Independent Surveyor access to the Property for the purposes of carrying out the Independent Valuation.

4.3	The Buyer may exercise the Option at any time during the Option Period by serving an Option Notice on the Owner.

4.4
On the date of the exercise of the Option, the Buyer will pay the Deposit to the Owner's Conveyancer as stakeholder on terms that on completion the Deposit is paid to the Owner and that the accrued interest is paid to the Buyer.

5.	Title guarantee

5.1	If the Option is exercised in accordance with the terms of this agreement the Owner will sell the Property to the Buyer for the Purchase Price.

5.2	The Owner will sell the Property with full title guarantee.

6.	Default

6.1
If the Owner fails to comply with any deadline in this agreement the relevant time period shall be extended until such time as the Owner has complied with his obligations.  Such extension shall not prejudice any rights or remedies of the Buyer.

7.	Conditions

7.1	Upon exercise of the Option, the Part 1 Conditions will be incorporated into this agreement in so far as they:

(a)	apply to a sale by private treaty;

(b)	relate to freehold property;

(c)	are not inconsistent with the other clauses in this agreement; and

(d)	have not been modified or excluded by any of the other clauses in this agreement.

7.2	Upon exercise of the Option, the Part 2 Conditions will not be incorporated into this agreement.

7.3	The following Conditions will not apply:

(a)	Conditions 1.1.4(a), 1.3, 1.4.3

(b)	Condition 2.2;

(c)	Conditions 3.1.4 and 3.3;

(d)	Conditions 6.6.2;

8.	Vacant possession

The Property will be sold with vacant possession on completion.

9.	Completion

9.1	Completion will take place on the Completion Date.

9.2	On completion the Buyer will pay the balance of the Purchase Price to the Owner.

10.	VAT

10.1	Each amount stated to be payable by the Buyer to the Owner under or pursuant to this agreement is exclusive of VAT (if any).

10.2
If any VAT is chargeable on any supply made by the Owner under or pursuant to this agreement, the Buyer will pay the Owner an amount equal to that VAT, subject to the Owner supplying the Buyer with a VAT invoice at the time of payment.

11.	Notices

11.1	Any notice (including the Option Notice) given under this agreement must be in writing and signed by or on behalf of the party giving it.

11.2
Any notice or document to be given or delivered under this agreement must be given by delivering it personally or sending it by pre-paid recorded delivery to the address and for the attention of the relevant party as follows:

(a)	to the Owner at: Unit 4 E-Plan Industrial Estate New Road Newhaven BN9 0EH

or to such other address or fax number, or for the attention of such other person, as was last notified in writing by the Owner to the Buyer; and

(b)	to the Buyer at:

Unit 7 E-Plan Industrial Estate New Road Newhaven BN9 0EH

Fax No: +44(0)1273 612309 marked for the attention of Mr Abdul Mitha or to such other address or fax number, or for the attention of such other person, as was last notified in writing by the Buyer to the Owner.

11.3	Any such notice will be deemed to have been received:

(a)	if delivered personally, at the time of delivery;

(b)	in the case of pre-paid first class post or recorded delivery, on the second Working Day after posting.

11.4
In proving service it will be sufficient to prove that delivery was made or that the envelope containing the notice was properly addressed and posted as a prepaid first class or recorded delivery letter or that the fax message was properly addressed and transmitted, as the case may be.

11.5	A notice given or document delivered under this agreement will not be validly given or delivered if sent by e-mail

12.	Rights of third parties

A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights) of Third Parties Act 1999.

13.	Disputes

Any dispute arising between the parties on any matter arising out of this agreement may be referred by either party to an independent chartered surveyor agreed upon by the parties or in default of agreement appointed by the President for the time being of the Royal Institution of Chartered Surveyors. The surveyor will act as an arbitrator in accordance with the Arbitration Acts.

This agreement has been entered into on the date stated at the beginning of it.

IN WITNESS whereof the parties have sent their hands the day and year first written

SIGNED as a deed for CLEAN POWER TECHNOLOGIES LTD acting by             )   /s/ Abdul Mitha
Abdul Mitha                                                                                                                         )
Director / President/Secretary

SIGNED by QUENTIN KING in the presence of:                                                            )   /s/Quentin King

Witness signature: /s/ Mark Poulton
Name: Mark Poulton
Address: 28-30 Hyde Gardens
Eastbourne, BN21 4PX UK
Occupation: Solicitor